UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 19, 2011

FIRST NIAGARA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)

(716) 819-5500

(Registrant’s telephone number)

        Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

Below is an updated description of the common stock of First Niagara Financial Group, Inc. (“First Niagara”).

Description of Common Stock

The following discussion is a summary and does not describe every right, term or condition of owning our capital stock. We urge you to read our restated certificate of incorporation, bylaws and the Delaware General Corporation Law (“DGCL”) because they describe your rights as a holder of our capital stock. We have filed our restated certificate of incorporation in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2011 and our bylaws on our Current Report on Form 8-K filed with the SEC on September 23, 2010. The information in this description is qualified in all respects by reference to the provisions of our restated certificate of incorporation, bylaws and the DGCL.

As of the date of this prospectus supplement, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of September 16, 2011, there were 294,889,568 shares of our common stock issued and outstanding. First Niagara has no outstanding shares of preferred stock. Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

Our common stock is traded on NASDAQ Global Select Market. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Our common stock represents non-withdrawable capital, is not an account of an insurable type, and is not insured by the FDIC or any other government agency.

Dividends. We may pay dividends out of statutory surplus or from net earnings if, as and when declared by our board of directors. The payment of dividends by us is subject to limitations that are imposed by law and applicable regulation. The holders of our common stock will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefore. If we issue shares of preferred stock, the holders thereof may have a priority over the holders of our common stock with respect to dividends.

Voting rights. The holders of our common stock have exclusive voting rights with respect to First Niagara Financial Group, Inc. They elect our board of directors and act on other matters as are required to be presented to them under the DGCL or as are otherwise presented to them by our board of directors. Each holder of common stock is entitled to one vote per share except that in no event will any record owner of any outstanding common stock that is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the then outstanding shares of common stock be entitled or permitted to vote any of the shares held in excess of the 10% limit. Each holder of common stock will not have any right to cumulate votes in the election of directors. If we issue shares of preferred stock, holders of the preferred stock may also possess voting rights. As further described herein, certain matters require an 80% stockholder vote.

Liquidation. In the event of any liquidation, dissolution or winding up of our wholly-owned, national bank subsidiary, First Niagara Bank, N.A. (“First Niagara Bank”), First Niagara Financial Group, Inc., as the holder of 100% of First Niagara Bank’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of First Niagara Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders, all assets of First Niagara Bank available for distribution. In the event of liquidation, dissolution or winding up of First Niagara Financial Group, Inc., the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets that are available for distribution. Holders of future issuances of preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive rights. Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Certain Provisions of Our Restated Certificate of Incorporation and Bylaws

The following discussion is a general summary of the material provisions of our restated certificate of incorporation and bylaws that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in our restated certificate of incorporation and bylaws, reference should be made in each case to the document in question.

Our restated certificate of incorporation and bylaws contain certain provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts, including as described under “—Voting rights”. As a result, stockholders who desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions may also render the removal of our board of directors or management more difficult.

Directors. Our board of directors is in the process of being declassified. Commencing with the board’s class of directors standing for election at the 2012 annual meeting, directors will stand for election for one year terms, expiring at the next succeeding annual meeting of stockholders. The board’s class of directors whose term ends in 2014 and the class of directors whose term ends in 2013 will continue to hold office until the end of the terms for which they are elected and will stand for election for one year terms thereafter. Commencing in 2014, all directors will be elected on an annual basis. In all cases, each director will hold office until his or her successor has been elected and qualified.

The bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to our board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

Restrictions on call of special meetings. Our restated certificate of incorporation and bylaws provide that special meetings of stockholders can be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directorships. Stockholders are not authorized to call a special meeting of stockholders.

Prohibition of cumulative voting. Our restated certificate of incorporation prohibits cumulative voting for the election of directors.

Restrictions on removing directors from office. Our restated certificate of incorporation provides that directors may only be removed by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed under “—Limitation of voting rights”, above).

All directors serving terms to which they were elected prior to the 2012 annual meeting until the completion of their terms are only removable for cause. Consistent with the provisions of the DGCL applicable to corporations without classified boards, directors elected at the annual meeting of stockholders in 2012 and thereafter will be removable with or without cause. The vote required to remove directors will remain the same, i.e., 80% of the voting power of all of our then-outstanding common stock entitled to vote.

Authorized but unissued shares. We have authorized but unissued shares of common and preferred stock. Our restated certificate of incorporation authorizes 50,000,000 shares of serial preferred stock. We are authorized to issue preferred stock from time to time in series subject to applicable provisions of law, and our board of directors is authorized to fix the designations, preferences, powers and rights, if any, and any qualifications, limitations or restrictions thereof, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of First Niagara that is not approved by our board of directors, it may be possible for our board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such transaction. Accordingly, an effect of the possible issuance of preferred stock may be to deter a future attempt to gain control of First Niagara.

Amendments to restated certificate of incorporation and bylaws. Amendments to our restated certificate of incorporation must be approved by our board of directors and also by a majority of the outstanding shares of our voting stock, provided that approval of at least 80% of the voting power of all of our then-outstanding common stock entitled to vote is generally required to amend certain provisions, including:

•	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of any class of equity security of First Niagara;

•	The inability of stockholders to act by written consent;

•	The inability of stockholders to call special meetings of stockholders;

•	The division of our board of directors into three staggered classes, subject to the declassification process, as described under “—Directors”, above;

•	The ability of our board of directors to fill vacancies on our board;

•

The requirement that at least 80% of stockholders must vote to remove directors, and can only remove the currently classified directors for cause, as described under “—Restrictions on removing directors from office”, above; and

•	The ability of our board of directors to amend and repeal our bylaws.

Our bylaws may be amended by the affirmative vote of two-thirds of our board of directors or the affirmative vote of at least 80% of the voting power of all of our then-outstanding common stock entitled to vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

Date: September 19, 2011	By:	/s/ Gregory W. Norwood
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)